EXHIBIT 1



                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is dated as of June 26, 1997 (the "Agreement") by and among OCEAN OPTIQUE DISTRIBUTORS, INC., a Florida corporation ("Ocean"); OCEAN ACQUISITION CORP., a Florida corporation ("OAC"); SOLOVISION OPTICAL, INC., a Florida corporation ("Solovision"); SOLOMON OVADIA ("Ovadia"); and LEON WILDSTEIN ("Wildstein") and OVADIA FAMILY TRUST (collectively, the "Shareholders").

                                    RECITALS:

         The respective Boards of Directors of Ocean, OAC and Solovision deem it desirable and in the best interests of their respective corporations and shareholders that OAC merge with and into Solovision (the "Merger") in a statutory merger in accordance with the laws of the State of Florida (the "Applicable Statutes").

         The parties desire that the Merger provided for herein shall qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                     MERGER

         1.1 MERGER AND SURVIVING CORPORATION.

                  (a) Pursuant to the Applicable Statutes, OAC shall merge with and into Solovision, and Solovision shall be the surviving corporation after the Merger (the "Surviving Corporation") and shall continue to exist as a corporation created and governed by the laws of the State of Florida under the name "Solovision Optical, Inc."

                  (b) The Articles of Incorporation of the Surviving Corporation, from and after the Effective Time of the Merger (as hereinafter defined), shall be the Articles of Incorporation of Solovision.

                  (c) The Bylaws of the Surviving Corporation, from and after the Effective Time of the Merger, shall be the Bylaws of Solovision.


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         1.2 EFFECTIVENESS OF MERGER. Articles of Merger substantially in the form set forth in Exhibit 1.2 hereto shall be delivered on the Closing Date (as hereinafter defined) to the Secretary of State of Florida for filing in accordance with the Applicable Statutes. The Merger shall become effective upon the acceptance of such filing by the Secretary of State of Florida, which shall be the "Effective Time of the Merger."

         1.3 SHARES OF THE CONSTITUENT AND SURVIVING CORPORATIONS. The manner and basis of converting and exchanging the shares of Solovision and the status of OAC's shares shall be as follows:

                  (a) The shares of common stock, $1.00 par value per share, of Solovision (the "Solovision Common Stock") outstanding at the Effective Time of the Merger shall be converted into and become, without action on the part of the holders thereof, an aggregate of 3,137,977 shares of the common stock, no par value per share, of Ocean (the "Ocean Common Stock") plus 1,000,000 shares of Series C Non-Cumulative Convertible Preferred Stock, no par value per share, of Ocean (the "Ocean Preferred Stock"). Shares of Ocean Preferred Stock will be entitled to vote together with the Ocean Common Stock as a single class on all matters presented to a vote of shareholders, except as provided by law, and each share of Ocean Preferred Stock shall be entitled to 7.155058 votes. Each share of Ocean Preferred Stock shall be automatically converted into 7.155058 shares of Ocean Common Stock upon the filing of an amendment to Ocean's Articles of Incorporation increasing the number of authorized shares of Ocean Common Stock to not less than 25,000,000 shares, and shall further have the rights and preferences as set forth in Exhibit 1.3(a) hereto. The aggregate consideration (the "Ocean Shares") payable by Ocean and OAC in consideration of the Merger shall in no event equal less than 60% of the outstanding voting capital stock of Ocean, on a fully diluted basis, after giving effect to the Merger. Each share of Solovision Common Stock outstanding at the Effective Date of the Merger shall be converted into and become 21,346.78 shares of Ocean Common Stock and 6,802.72 shares of Ocean Preferred Stock.

                  (b) Any shares of Solovision Common Stock held in the treasury of Solovision at the Effective Time of the Merger shall be cancelled and retired, and no shares or other securities of Ocean shall be issuable with respect thereto. Prior to the Closing (as hereinafter defined), all outstanding warrants, options and convertible securities issued by Solovision shall have been cancelled.

                  (c) Each share of common stock, $.01 par value per share, of OAC (the "OAC Common Stock") outstanding at the Effective Time of the Merger shall be converted into and become one share of common stock, $1.00 par value per share, of the Surviving Corporation, without action on the part of the holder thereof.

                  (d) At the Closing, each holder of shares of Solovision Common Stock who shall have delivered certificate(s) in negotiable form representing all of such shares of Solovision Common Stock held by such shareholder shall be entitled to receive in exchange therefor a certificate or certificates representing such shareholder's pro rata portion of the Ocean Shares


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to be issued as specified in Section 1.3(a) hereof. Until so delivered, each such outstanding certificate that immediately prior to the Effective Time of the Merger represented shares of Solovision Common Stock shall be deemed for all corporate purposes, but subject to the further provisions of this Article I, to evidence the ownership of that number of Ocean Shares specified in Section 1.3(a) hereof for each share of Solovision Common Stock included therein.

         1.4 EFFECT OF MERGER.

                  (a) Except as herein otherwise specifically set forth, the corporate identity, existence, purposes, powers, franchises, rights and immunities of Solovision shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises, rights and immunities of OAC shall be merged into Solovision, and Solovision, as the Surviving Corporation and a wholly owned subsidiary of Ocean, shall be fully vested therewith. The separate existence and corporate organization of OAC (except insofar as they may be continued by statute) shall cease as of the Effective Time of the Merger.

                  (b) At the Effective Time of the Merger:

                           (i) All and singular, the rights, privileges, goodwill and franchises and all property, real, personal and mixed, and all debts due on whatever accounts and all other things in action, belonging to Solovision shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Surviving Corporation by operation of law and without further act or deed, and all property and rights, and all and every other interest of Solovision shall be the property, rights and interests of the Surviving Corporation as they were of Solovision;

                           (ii) No action or proceeding, whether civil or criminal, pending at the Effective Time of the Merger by or against either OAC or Solovision, or any shareholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of Solovision; and

                           (iii) All rights of employees and creditors and all liens upon the property of Solovision shall be preserved unimpaired, limited to the property affected by such liens at the Effective Time of the Merger, and all the debts, liabilities and duties of Solovision shall be enforceable against the Surviving Corporation to the same extent as if all such debts, liabilities and duties had been incurred or contracted by it.

         1.5 FURTHER ASSURANCES. Solovision, Ovadia and the Shareholders agree that, from time to time, as and when requested by the Surviving Corporation or by its successors and assigns, the last acting officers of Solovision, the corresponding officers of the Surviving Corporation, or the Shareholders, as applicable, shall, in the name of Solovision, execute and deliver, or cause to be executed and delivered, at the sole expense of the Surviving Corporation,


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all deeds, assignments and other instruments and shall take or cause to be taken all such other and further actions as the Surviving Corporation may deem necessary or appropriate in order more fully to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes, franchises and all and every other interest of Solovision referred to in Section 1.4 hereof and otherwise to carry out the intent and purposes of this Agreement.

         1.6 DIRECTORS OF SURVIVING CORPORATION. The persons constituting the Board of Directors of the Surviving Corporation, who shall hold office from the Effective Time of the Merger in accordance with its Bylaws until the next annual meeting of shareholders and until their respective successors shall have been elected and shall have qualified, shall be the persons who constituted the Board of Directors of Solovision immediately prior to the Effective Time of the Merger.

         1.7 CLOSING; CLOSING DATE. The closing (the "Closing") provided for herein shall take place at the offices of Broad and Cassel, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131 at 10:00 a.m. on the date of this Agreement, or on such other date and at such other time as may be mutually agreed to by the parties. Such date is referred to in this Agreement as the "Closing Date."

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF SOLOVISION AND OVADIA

         For the purposes of this Article II, any reference to "Solovision" in a particular representation and warranty shall, where appropriate, also include Sorrento Eyewear, Inc., a Florida corporation ("Sorrento"), an affiliate of Solovision that was merged into Solovision in June 1997 prior to the date of this Agreement, unless there is also an express reference to Sorrento in the particular text.

         Solovision, Ovadia and the Ovadia Family Trust, jointly and severally, make the following representations and warranties to Ocean and OAC:

         2.1 VALID CORPORATE EXISTENCE; QUALIFICATION. Solovision is a corporation duly organized, validly existing and, except as set forth on
Schedule 2.1 attached hereto, in good standing under the laws of the State of Florida. Solovision has the corporate power to carry on its business as now conducted and to own its assets. Solovision is not qualified to conduct business in any foreign jurisdiction, there being no foreign jurisdictions in which the failure to qualify would have a material adverse effect on Solovision and its assets, properties or business, and there has not been any claim by any jurisdiction to the effect that Solovision is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Solovision's Articles of Incorporation, as amended to date (certified by the Secretary of State of Florida), and Solovision's Bylaws, as amended to date (certified by Solovision's Secretary),


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are true and complete copies of those documents as in effect on the date hereof.
The minute books of Solovision contain accurate records of all meetings of its Board of Directors and all committees thereof and of its shareholders since its incorporation, and accurately reflect all transactions referred to therein.

         2.2 CAPITALIZATION. The authorized capital stock of Solovision consists of 1,000 shares of Solovision Common Stock, of which 147 shares are currently issued and outstanding and will be issued and outstanding as of the Closing. All of such issued and outstanding shares of Solovision Common Stock are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by the holders thereof as set forth on Schedule 2.2 hereto. Except as set forth on Schedule 2.2, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Solovision is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of Solovision, and there are no outstanding securities of Solovision convertible or exchangeable, actually or contingently, into shares of Solovision Common Stock or any other securities of Solovision. All transfer taxes, if any, with respect to transfers of capital stock of Solovision made prior to the date hereof have been paid.

         2.3 SUBSIDIARIES. Solovision has no subsidiaries and does not directly or indirectly control any corporations, partnerships or other business entities.

         2.4 CONSENTS. No consent of any governmental or other regulatory agencies, foreign or domestic, or any other third parties is required to be received by or on the part of Solovision to enable Solovision to enter into and carry out this Agreement.

         2.5 CORPORATE AUTHORITY; BINDING NATURE OF AGREEMENT. Solovision has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by the Board of Directors and shareholders of Solovision, and no other corporate proceedings on the part of Solovision or its shareholders are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each of Solovision, Ovadia and the Shareholders and is enforceable against each of Solovision, Ovadia and the Shareholders and in accordance with its terms.

         2.6 FINANCIAL STATEMENTS. The audited financial statements of Solovision at December 31, 1996 and 1995, and for the years then ended, and of Sorrento at December 31, 1996, and for the year then ended, and the unaudited financial statements of each of Solovision and Sorrento at March 31, 1997, and for the three months then ended (collectively, the "Solovision Financial Statements"), copies of which are attached hereto as Schedule 2.6, (a) are true, correct and complete, (b) are in accordance with the books and records of Solovision and Sorrento, (c) fairly, completely and accurately present the financial position of Solovision and Sorrento as of such dates and the results of their operations for such periods, and (d) were prepared in conformity with generally accepted accounting principles consistently applied throughout the


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periods covered thereby and with the requirements of Regulation S-B, promulgated by the Securities and Exchange Commission (the "SEC"). Such audited financial statements have been audited by Rachlin & Cohen, independent certified public accountants, whose report thereon is included therein.

         2.7 LIABILITIES. As of March 31, 1997 (the "Solovision Balance Sheet Date"), neither Solovision nor Sorrento had any material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against in the balance sheet of Solovision or Sorrento, as the case may be, as of the Solovision Balance Sheet Date (the "Solovision Balance Sheet"). On or before the Closing Date, each of Ovadia and Wildstein shall have contributed to the capital of Solovision or Sorrento, as appropriate, any shareholder loans made to either of those corporations by him or any of his affiliates, except for a $100,000 loan to Solovision from SAO Lens & Equipment Co.

         2.8 ACTIONS SINCE THE SOLOVISION BALANCE SHEET DATE. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in Schedule 2.8 hereto, since the Solovision Balance Sheet Date, neither Solovision nor Sorrento has: (a) issued or sold, or agreed to issue or sell, any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (b) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of business or in connection with the transactions contemplated hereby; (c) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Solovision Balance Sheet Date and current liabilities incurred since the Solovision Balance Sheet Date in the ordinary and usual course of business; (d) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (e) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien, pledge, charge or other encumbrance, except in the ordinary and usual course of business; (f) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (g) other than this Agreement or the transactions contemplated hereby, entered into any transaction or course of conduct not in the ordinary and usual course of business; (h) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (i) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (j) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (k) incurred any indebtedness for borrowed money (except endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business). Copies of each of Solovision's and Sorrento's accounts payable list as of June 26, 1997, are attached as part of Schedule 2.8.


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         2.9 ADVERSE DEVELOPMENTS. Since the Solovision Balance Sheet Date,
there have been no material adverse changes in the assets, properties, operations or financial condition of Solovision, and no event has occurred that could be reasonably expected to have a material adverse effect upon the business of Solovision and neither Solovision, after reasonable inquiry, Ovadia nor any of the Shareholders is aware of any development or threatened development of a nature that has, or that could be reasonably expected to have, a material adverse effect upon the business of Solovision or upon any of its assets, properties, operations or financial condition.

         2.10 TAXES. Except as set forth in Schedule 2.10 hereto, all taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, value added, employees' income withholding, social security and unemployment taxes imposed by the United States, by any state, locality or foreign country, or by any other taxing authority, which have or may become due or payable by Solovision and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in the Solovision Financial Statements; all deposits required by law to be made by Solovision or with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. Except as set forth in
Schedule 2.10, no deficiency notice is proposed, or, to the knowledge of Solovision, after reasonable inquiry, or to the knowledge of Ovadia or any of the Shareholders, threatened against Solovision. Except as set forth on Schedule 2.10, the federal and state income tax returns of Solovision have never been audited.

         2.11 OWNERSHIP OF ASSETS; TRADEMARKS, PATENTS. Schedule 2.11 hereto sets forth a true and complete list of all personal property owned by Solovision with a value greater than $5,000. Except as set forth in Schedule 2.11, Solovision owns outright, and has good and marketable title to all of its assets, properties and businesses (including all assets reflected in the Solovision Balance Sheet, except as the same may have been disposed of in the ordinary and usual course of business since the Solovision Balance Sheet Date), free and clear of all liens, mortgages, pledges, claims, conditional sales agreements, restrictions on transfer or other encumbrances or charges whatsoever. Schedule 2.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names or other similar intangible assets that are owned by Solovision or in which Solovision has an interest. Except as set forth in Schedule 2.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned are sufficient to permit Solovision to conduct its business as now conducted. Except as set forth in Schedule 2.11, Solovision is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. Solovision is not infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted and no claim has been received by Solovision alleging any such violation.

         2.12 INSURANCE. Schedule 2.12 hereto sets forth a true and complete list and brief description of all policies of fire, liability and other forms of insurance held by Solovision. Except as set forth in Schedule 2.12, such policies are valid, outstanding and enforceable


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policies, as to which premiums have been paid currently, are with reputable insurers believed by Solovision, after reasonable inquiry, to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as those currently conducted by Solovision. Except as set forth in Schedule 2.12, neither Solovision, after reasonable inquiry, Ovadia nor any of the Shareholders is aware of any state of facts or of the occurrence of any event that might reasonably (a) form the basis for any material claim against Solovision not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) result in a material increase in insurance premiums.

         2.13 LITIGATION; COMPLIANCE WITH LAW. Except as set forth in Schedule
2.13 hereto, there are no actions, suits, proceedings or governmental investigations relating to Solovision or any of its properties, assets or businesses pending or, to the knowledge of Solovision, after reasonable inquiry, or to the knowledge of Ovadia or any of the Shareholders, threatened, or any order, injunction, award or decree outstanding against Solovision or against or relating to any of its properties, assets or businesses; and neither Solovision, Ovadia nor any of the Shareholders is aware of any basis for any such action, suit, proceeding, governmental investigation, order, injunction or decree. Solovision is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, the violation of which would have a material adverse effect on Solovision.

         2.14 REAL PROPERTY. Schedule 2.14 hereto sets forth a brief description of all real properties that are owned by or leased to Solovision, including Solovision's interest therein. Except as set forth in Schedule 2.14, Solovision does not own outright the fee simple title in and to any real property. The real property leases described in Schedule 2.14 that relate to the leased properties described therein are in full force and effect, and all amounts payable thereunder have been paid. All uses of such real property by Solovision conform in all material respects to the terms of the leases relating thereto and, to the knowledge of Solovision, Ovadia and the Shareholders, conform in all material respects to all applicable building and zoning ordinances, laws and regulations. None of such leases may be expected to result in the expenditure of material sums for the restoration of the premises upon the expiration of their respective terms.

         2.15 AGREEMENTS AND OBLIGATIONS; PERFORMANCE. Except as listed and briefly described in Schedule 2.15 hereto (the "Solovision Listed Agreements"), Solovision is not a party to, or bound by, any: (a) written or oral agreement or other contractual commitment, understanding or obligation that involves aggregate payments or receipts in excess of $5,000 (such agreements are listed in Schedule 2.15); (b) contract, arrangement, commitment or understanding that involves aggregate payments or receipts in excess of $5,000 that cannot be cancelled on 30 days' or less notice without penalty or premium or any continuing obligation or liability (such agreements are listed in Schedule 2.15); (c) contractual obligation or contractual liability of any kind to any shareholders of Solovision; (d) contract, arrangement, commitment or understanding with their customers or any officer, employee, shareholder, director, representative or agent


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thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (e) contract for the purchase or sale of any materials, products or supplies that contains, or that commits or will commit them for, a fixed term (such agreements are listed in Schedule 2.15); (f) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation or liability; (g) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (h) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (i) lease for real or personal property (including borrowings thereon), license or royalty agreement; (j) agreement, commitment or understanding relating to indebtedness for borrowed money; (k) union or other collective bargaining agreement; (l) contract that, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (m) contract containing covenants limiting the freedom of Solovision to engage or compete in any line or business or with any person in any geographical area; (n) contract or option relating to the acquisition or sale of any business; (o) voting trust agreement or similar shareholders' agreement; (p) option for the purchase of any asset, tangible or intangible; or
(q) other contract, agreement, commitment or understanding that materially affects any of its properties, assets or business, whether directly or indirectly, or that was entered into other than in the ordinary course of business. A true and correct copy of each of the written Solovision Listed Agreements has been delivered to Ocean. Solovision has in all material respects performed all obligations required to be performed by it to date under all of the Solovision Listed Agreements, is not in default in any material respect under any of the Solovision Listed Agreements, and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Neither Solovision, after reasonable inquiry, Ovadia nor any of the Shareholders is aware of any material default under any of the Solovision Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder except as set forth in the Solovision Financial Statements. Copies of lists of Solovision's or Sorrento's customers or suppliers have been delivered to Ocean.

         2.16 CONDITION OF ASSETS. Except for servicing requirements, all machinery and equipment used by Solovision in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted. The inventories of Solovision are and will be in usable and saleable condition, and each item of such inventory is saleable at least at the value at which it is carried on its books.

         2.17 ACCOUNTS RECEIVABLE. All of the accounts receivable of Solovision reflected in the Solovision Financial Statements, except those owed to it since the dates thereof, which are subject to the reserves reflected in the Solovision Financial Statements, constitute bona fide accounts receivable resulting from bona fide sales of services or goods in the ordinary course of its business, and neither Solovision, after reasonable inquiry, Ovadia nor any Shareholder knows, nor does it have reason to know, of any valid defense or right of set-off to the rights of Solovision to collect such accounts receivable in full, less such reserves. Copies of each of


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Solovision's and Sorrento's accounts receivable list as of June 26, 1997, are attached hereto as Schedule 2.17.

         2.18 PERMITS AND LICENSES. Schedule 2.18 hereto sets forth a true and complete list of all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by Solovision. Solovision has all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required to carry on its business as currently conducted and to sell its services and products; all such permits, licenses, orders, franchises and approvals are in full force and effect, and, to the knowledge of Solovision, Ovadia and the Shareholders, no suspension or cancellation of any of such permits, licenses, orders, franchises and approvals is threatened; and Solovision is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies that have issued such permits, licenses, orders, franchises and approvals. Schedule 2.11 also sets forth a brief description of all vans, automobiles, trucks or other vehicles owned or leased by Solovision and the state of title thereof.

         2.19 INTEREST IN ASSETS. Except as set forth in Schedule 2.14 hereto with respect to the real property leased by Solovision, no officer, director or holder of capital stock of Solovision or any affiliate thereof owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of Solovision.

         2.20 SALARY INFORMATION. Schedule 2.20 hereto contains a true and complete list of the names and current salary rates of and bonus commitments to all present officers of Solovision and all other employees whose base annual compensation exceeds $30,000.

         2.21 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 2.21 hereto, Solovision does not maintain, or make any employer contributions under, any "pension" or "welfare" benefit plans, as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.22 NO BREACH. Neither the execution and delivery of this Agreement, nor compliance by Solovision with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Solovision;

                  (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written, to which Solovision is a party or by which it or any of its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Solovision;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, Solovision or any of its properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to Solovision or its securities, assets or properties, the violation of which would have a material adverse effect on Solovision.

         2.23 BROKERS. Except as set forth in Schedule 2.23 hereto, neither Solovision, Ovadia nor any of the Shareholders has engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and Solovision, Ovadia and the Shareholders agree to indemnify Ocean and OAC against, and to hold them harmless from, any claim for brokerage or similar commissions or other compensation that may be made against Ocean or OAC by any third party in connection with the transactions contemplated hereby, which claim is based upon any action by Solovision, Ovadia or any of the Shareholders.

         2.24 UNTRUE OR OMITTED FACTS. No representation, warranty or statement furnished by or to be furnished by Solovision, Ovadia or any of the Shareholders in this Agreement or in any certificate, schedule or document delivered pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to Solovision, after reasonable inquiry, Ovadia or any of the Shareholders that has had, or that may be reasonably expected to have, a material adverse effect on Solovision or any of its assets, properties, operations or businesses that has not been disclosed in this Agreement.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF OCEAN AND OAC

         Ocean and OAC, jointly and severally, make the following representations and warranties to Solovision:

         3.1 VALID CORPORATE EXISTENCE; QUALIFICATION. Ocean and OAC are corporations duly organized, validly existing and, except as set forth on
Schedule 3.1 attached hereto, in good standing under the laws of the State of Florida. Each of Ocean and OAC has the corporate power to carry on its business as now conducted and to own its assets. Ocean and OAC are not qualified to conduct business in any foreign jurisdiction, there being no foreign jurisdictions in which the failure to qualify would have a material adverse effect on Ocean or OAC. There has not been any claim by any jurisdiction to the effect that Ocean is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Ocean's and OAC's Articles of Incorporation, as amended to date (as certified by the Secretary of State of Florida) and Ocean's and OAC's Bylaws, as amended to date (as certified by the Secretary of Ocean and OAC, respectively), which have heretofore been delivered to Solovision, are true and complete copies of those documents as now in effect. The minute books of Ocean and OAC contain accurate records of all meetings of their respective Boards of Directors and all committees thereof and of their respective shareholders since their incorporation, and accurately reflect all transactions referred to therein.

         3.2 CAPITALIZATION. The authorized capital stock of OAC consists of 1,000 shares of OAC Common Stock, 100 shares of which are issued and outstanding and owned of record and beneficially by Ocean. All of such issued and outstanding shares of OAC Common Stock are duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Ocean consists of 10,000,000 shares of Ocean Common Stock, of which 3,767,589 shares are issued and outstanding and 3,094,434 are reserved for issuance, and 5,000,000 shares of Ocean Preferred Stock, of which 1,164,508 shares have been issued and a lesser number of which are currently outstanding as a result of conversions to date into shares of Ocean Common Stock of shares of Ocean's Series A Cumulative Convertible 3% Preferred Stock (the "Series A Preferred Stock"). The number of issued and outstanding shares of Ocean Common Stock may increase, and the number of shares of Ocean Common Stock reserved for issuance may decrease by a like number, because of certain pending conversions into Ocean Common Stock of certain 8% Five-Year Convertible Subordinated Debentures and certain shares of the Series A Preferred Stock. All of such issued and outstanding shares of Ocean Common Stock and Ocean Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. The Ocean Shares to be issued and delivered as contemplated by Section 1.3 hereof are duly and validly authorized and, when so issued and delivered, will be duly and validly issued, fully paid and nonassessable and there will not be any preemptive rights with respect to the Ocean Shares. Except as set forth in Schedule 3.2 hereto, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Ocean or OAC is a party or by which either of them is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of Ocean or OAC. Except as set forth in Schedule 3.2, there are no outstanding securities of Ocean convertible or exchangeable, actually or contingently, into shares of Ocean Common Stock, Ocean Preferred Stock, OAC Common Stock or any other securities of Ocean or OAC. All transfer taxes, if any, with respect to transfers of capital stock of Ocean or OAC made prior to the date hereof have been paid.

         3.3 SUBSIDIARIES. Schedule 3.3 hereto sets forth a complete list of the names, jurisdictions of incorporation and capital stock of all corporations, partnerships and other business entities controlled by Ocean (collectively, the "Ocean Subsidiaries"). Each of the Ocean Subsidiaries are corporations duly organized, validly existing and, except as set forth on Schedule 3.1 attached hereto, in good standing under the laws of the jurisdiction of their incorporation and have the corporate power to carry on their business as now conducted and to own their assets. Each of the Ocean Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in the jurisdictions set forth on Schedule 3.3, such jurisdictions being the only foreign jurisdictions in which the failure to qualify would have a material adverse effect on the Ocean Subsidiaries and their respective assets, properties or businesses, and there has not been a claim by any jurisdiction to the effect that they are required to qualify or otherwise be authorized to do business as a foreign corporation therein. All of the outstanding capital stock of each of the Ocean Subsidiaries is validly issued, fully paid and non-assessable and all of the shares of such capital stock that are owned by Ocean or the Ocean Subsidiaries are free and clear of all liens, claims, charges or encumbrances of any nature whatsoever. There are no outstanding securities convertible into shares of capital stock or any subscriptions, options, warrants, rights or calls, or other commitments or agreements to which Ocean or any of the Ocean Subsidiaries are a party or by which it or any of them are bound, calling for the issuance, transfer, sale or disposition of any of the capital stock or other securities of any of the Ocean Subsidiaries. Copies of the Articles of Incorporation and Bylaws, as amended to date, of each of the Ocean Subsidiaries, which have heretofore been delivered to Solovision, are true and complete copies of those documents, as in effect on the date hereof. The minute books of the Ocean Subsidiaries contain accurate records of all meetings of their respective Boards of Directors and all committees thereof and of their shareholders since their respective dates of incorporation, and accurately reflect all transactions referred to therein. Except as set forth on Schedule 3.3 and except for investments in the Ocean Subsidiaries, neither Ocean nor any of the Ocean Subsidiaries have made any investments in, or owns, any of the capital stock of, or any other proprietary interest in any other corporation, partnership or other business entity.

         3.4 CONSENTS. Schedule 3.4 hereto sets forth a true and complete list of all consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties (other than OAC's shareholders) required to be received by or on the part of Ocean or OAC to enable them to enter into and carry out this Agreement in all material respects. All such requisite consents have been, or prior to the Closing will have been, obtained.

         3.5 CORPORATE AUTHORITY; BINDING NATURE OF AGREEMENT. Each of Ocean and OAC has the corporate power to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Ocean and OAC and no other corporate proceedings on the part of Ocean or OAC are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligations of each of Ocean and OAC and is enforceable against them in accordance with its terms.

         3.6 FINANCIAL STATEMENTS. The audited consolidated financial statements of Ocean at June 30, 1996 and 1995, and for the years then ended, and the unaudited consolidated financial statements of Ocean at March 31, 1997, and for the nine months then ended (collectively, the "Ocean Financial Statements"), copies of which are attached hereto as Schedule 3.6, (a) are true, correct and complete, (b) are in accordance with the books of records of Ocean and the Ocean Subsidiaries, (c) fairly, completely and accurately present the financial position of Ocean and the Ocean Subsidiaries as of such dates and the results of its operations for such periods, and (d) were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby and with the requirements of Regulation S-B, promulgated by the SEC. Such audited financial statements have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon is included therein.

         3.7 LIABILITIES. As at March 31, 1997 (the "Ocean Balance Sheet Date"), Ocean and the Ocean Subsidiaries have no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against in Ocean's consolidated balance sheet at the Ocean Balance Sheet Date (the "Ocean Balance Sheet").

         3.8 ACTIONS SINCE THE OCEAN BALANCE SHEET DATE. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in Schedule 3.8 hereto, since the Ocean Balance Sheet Date, neither Ocean nor any of the Ocean Subsidiaries have: (a) issued or sold, or agreed to issue or sell any of their capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (b) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of business or in connection with the transactions contemplated hereby; (c) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Ocean Balance Sheet Date and current liabilities incurred since the Ocean Balance Sheet Date in the ordinary and usual course of business; (d) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (e) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets, or permitted any of their property or assets to be subjected to any lien, pledge, charge or other encumbrance, except in the ordinary and usual course of business; (f) sold, assigned or transferred any of their properties or assets, except in the ordinary and usual course of business; (g) other than this Agreement or the transactions contemplated thereby, entered into any transaction or course of conduct not in the ordinary and usual course of business; (h) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business;
(i) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of their capital stock; (j) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (k) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business). Copies of the accounts payable lists of Ocean as of June 14, 1997, and of Classic Optical, Inc., a Michigan corporation ("Classic Optical") as of June 16, 1997, are attached as part of Schedule 3.8. As of the close of business on June 25, 1997, Ocean had at least $400,000 from the combination of cash, cash equivalents and credit availability under the Coast Business Credit loan.

         3.9 ADVERSE DEVELOPMENTS. Since the Ocean Balance Sheet Date, there have been no material adverse changes in the assets, properties, operations or financial condition of Ocean or the Ocean Subsidiaries, and no event has occurred that could be reasonably expected to have a material adverse effect upon the business of Ocean or the Ocean Subsidiaries, and Ocean is not aware, after reasonable inquiry, of any development or threatened development of a nature that has, or that could be reasonably expected to have, a material adverse effect upon the business of Ocean or the Ocean Subsidiaries or upon any of their respective assets, properties, operations or financial condition.

         3.10 TAXES. Except as set forth in Schedule 3.10 hereto, all taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, value added, employees' income withholding, social security and unemployment taxes imposed by the United States, by any state, locality or foreign country, or by any other taxing authority, which have or may become due or payable by Ocean or the Ocean Subsidiaries and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in the Ocean Financial Statements; all deposits required by law to be made by Ocean or the Ocean Subsidiaries or with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. Except as set forth in Schedule 3.10, no deficiency is proposed or to the knowledge of Ocean, after reasonable inquiry, threatened against Ocean or the Ocean Subsidiaries. Except as set forth on Schedule 3.10, the federal and state income tax returns of Ocean and the Ocean Subsidiaries have never been audited.

         3.11 OWNERSHIP OF ASSETS, TRADEMARKS, PATENTS. Schedule 3.11 hereto, sets forth a true and complete list of all personal property owned by Ocean and the Ocean Subsidiaries with a value greater than $20,000. Except as set forth in
Schedule 3.11, each of Ocean and the Ocean Subsidiaries own outright, and have good and marketable title to all of their respective assets, properties and businesses (including all assets reflected in the Ocean Balance Sheet, except as the same may have been disposed of in the ordinary and usual course of business since the Ocean Balance Sheet Date) free and clear of all liens, mortgages, pledges, claims, conditional sales agreements, restrictions on transfer or other encumbrances or charges whatsoever. Schedule 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names or other similar intangible assets that are owned by Ocean or the Ocean Subsidiaries or in which either it or the Ocean Subsidiaries have an interest. Except as set forth on Schedule 3.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned are sufficient to permit Ocean and the Ocean Subsidiaries to conduct its business as now conducted. Except as set forth on Schedule 3.11, neither Ocean nor any of the Ocean Subsidiaries is a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. Neither Ocean nor any of the Ocean Subsidiaries are infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have instituted and no claim has been received by Ocean or the Ocean Subsidiaries alleging any such violation.

         3.12 INSURANCE. Schedule 3.12 hereto sets forth a true and complete list and brief description of all policies of fire, liability and other forms of insurance held by Ocean and the Ocean Subsidiaries. Except as set forth in
Schedule 3.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently, are with reputable insurers believed by Ocean, after reasonable inquiry, to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as those currently conducted by Ocean and the Ocean Subsidiaries. Except as set forth in Schedule 3.12, Ocean is not aware, after reasonable inquiry, of any state of facts or of the occurrence of any event that might reasonably (a) form the basis for any material claim against Ocean or any of the Ocean Subsidiaries not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) result in a material increase in insurance premiums.

         3.13 LITIGATION; COMPLIANCE WITH LAW. Except as set forth in Schedule
3.13 hereto, there are no actions, suits, proceedings or governmental investigations relating to Ocean or the Ocean Subsidiaries or any of their respective properties, assets or businesses pending or, to the knowledge of Ocean, threatened, or any order, injunction, award or decree outstanding, against Ocean or the Ocean Subsidiaries or against or relating to any of their respective properties, assets or businesses; and Ocean is not aware, after reasonable inquiry, of any basis for any such action, suit, proceeding, governmental investigation, order, injunction or decree. Neither Ocean nor any of the Ocean Subsidiaries are in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to their respective properties, assets or business, the violation of which would have a material adverse effect on Ocean or the Ocean Subsidiaries.

         3.14 REAL PROPERTY. Schedule 3.14 hereto sets forth a brief description of all real properties that are leased to Ocean or the Ocean Subsidiaries. Neither Ocean nor any of the Ocean Subsidiaries own outright the fee simple title in and to any real property. The real property leases described in
Schedule 3.14 that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder have been paid. All uses of such real property by Ocean or the Ocean Subsidiaries conform in all material respects to the terms of the leases relating thereto and, to the best knowledge of Ocean, conform in all material respects to all applicable building and zoning ordinances, laws and regulations. None of such leases may be expected to result in the expenditure of material sums for the restoration of the premises upon the expiration of their respective terms.

         3.15 AGREEMENTS AND OBLIGATIONS; PERFORMANCE. Except as listed and briefly described in Schedule 3.15 hereto (the "Ocean Listed Agreements"), neither Ocean nor any of the Ocean Subsidiaries are a party to, or bound by any:
(a) written or oral agreement or other contractual commitment, understanding or obligation that involves aggregate payments or receipts in excess of $25,000 (such agreements are listed in Schedule 3.15); (b) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $25,000 that cannot be cancelled on 30 days or less notice without penalty or premium or any continuing obligation or liability (such agreements are listed in Schedule 3.15); (c) contractual obligation or contractual liability of any kind to any of its shareholders; (d) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (e) contract for the purchase or sale of any materials, products or supplies that contain, or that commits or will commit it for, a fixed term (such agreements are listed in Schedule 3.15); (f) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation or liability; (g) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (h) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (i) lease for real or personal property (including borrowings thereon), license or royalty agreement;
(j) agreement, commitment or understanding relating to indebtedness for borrowed money; (k) union or other collective bargaining agreement; (l) contract that, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (m) contract containing covenants limiting the freedom of Ocean or any of the Ocean Subsidiaries to engage or compete in any line or business or with any person in any geographical area; (n) contract or option relating to the acquisition or sale of any business; (o) voting trust agreement or similar shareholders' agreement; (p) option for the purchase of any asset, tangible or intangible; or (q) other contract, agreement, commitment or understanding that materially affects any of their properties, assets or business, whether directly or indirectly, or that was entered into other than in the ordinary course of business. A true and correct copy of each of the written Ocean Listed Agreements have been delivered to Solovision. Each of Ocean and the Ocean Subsidiaries has in all material respects performed all obligations required to be performed by them to date under all of the Ocean Listed Agreements, are not in default in any material respect under any of the Ocean Listed Agreements and have received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Ocean, after reasonable inquiry, does not know of any material default under any of the Ocean Listed Agreements, by any other party thereto or by any other person, firm or corporation bound thereunder except as set forth in the Ocean Financial Statements. Copies of all contracts of employment to which either Ocean or any of the Ocean Subsidiaries is a party are attached as part of Schedule 3.15.

         3.16 CONDITION OF ASSETS. Except for servicing requirements, all machinery and equipment used by Ocean and the Ocean Subsidiaries in the conduct of their respective business are in good operating condition and repair, ordinary wear and tear excepted. Except as set forth in Schedule 3.16 attached hereto, the inventories of each of Ocean and the Ocean Subsidiaries are and will be in usable and saleable condition, and such inventory in the aggregate is saleable at least at the value at which it is carried on their books, subject to reasonable and customary reserves for the return of inventory.

         3.17 ACCOUNTS RECEIVABLE. All of the accounts receivable of Ocean reflected in the Ocean Financial Statements, except those owed to it since the dates thereof, which are subject to the reserves reflected in the Ocean Financial Statements, constitute bona fide accounts receivable resulting from bona fide sales of services or goods in the ordinary course of its business, and Ocean, after reasonable inquiry, does not know, nor does it have reason to know of any valid defense or right of set-off to the rights of Ocean and the Ocean Subsidiaries to collect such accounts receivable in full, less such reserves. Copies of the accounts receivable lists of Ocean and Classic Optical as of May 31, 1997, are attached hereto as Schedule 3.17.

         3.18 PERMITS AND LICENSES. Schedule 3.18 hereto sets forth a true and complete list of all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by Ocean and the Ocean Subsidiaries. Each of Ocean and the Ocean Subsidiaries have all material permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of them to carry on their business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of Ocean, no suspension or cancellation of any of such permits, licenses, orders, franchises and approvals is threatened; and each of Ocean and the Ocean Subsidiaries are in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies that have issued such permits, licenses, orders, franchises and approvals.

         3.19 INTEREST IN ASSETS. Except as set forth in Schedule 3.19 hereto, no shareholder, officer or director of Ocean or any of the Ocean Subsidiaries nor any affiliate thereof owns any property or rights, tangible or intangible, used in or related directly or indirectly, to the business of Ocean and the Ocean Subsidiaries.

         3.20 SALARY INFORMATION. Schedule 3.20 hereto contains a list of the names and current salary rates of and bonus commitments to all present officers of Ocean and all other employees whose base annual compensation exceeds $30,000.

         3.21 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 3.21 hereto, neither Ocean nor any of the Ocean Subsidiaries maintain, or make any employer contributions under, any "pension" or "welfare" benefit plans, as defined by ERISA.

         3.22 NO BREACH. Neither the execution and delivery of this Agreement, nor compliance by Ocean or OAC with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Ocean, OAC or any of the Ocean Subsidiaries;

                  (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which Ocean or any of the Ocean Subsidiaries are a party or by which any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Ocean or any of the Ocean Subsidiaries;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, Ocean or any of the Ocean Subsidiaries or upon their respective properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to Ocean or any of its Subsidiaries, their respective securities, assets or properties, the violation of which would have a material adverse effect on Ocean or any of the Ocean Subsidiaries.

         3.23 BROKERS. Except as set forth in Schedule 3.23 hereto, Ocean has not engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and Ocean agrees to indemnify and hold harmless Solovision and its shareholders from and against any claim for brokerage or similar commissions or other compensation that may be made against Solovision by any third party in connection with the transactions contemplated hereby, which claim is based upon any action by Ocean.

         3.24 UNTRUE OR OMITTED FACTS. No representation, warranty or statement furnished by or to be furnished by Ocean or OAC in this Agreement or in any certificate, schedule or document delivered pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to Ocean and OAC, after reasonable inquiry, that has had, or that may be reasonably expected to have, a material adverse effect on Ocean or any of the Ocean Subsidiaries or any of their respective assets, properties, operations or businesses that has not been disclosed in this Agreement.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF OVADIA AND THE
                                  SHAREHOLDERS

         Ovadia and each of the Shareholders severally make the following representations and warranties to Ocean and OAC:

         4.1 OWNERSHIP OF SOLOVISION COMMON STOCK. Each of the Shareholders owns his or its shares of Solovision Common Stock free and clear of all liens, pledges, security interests, claims, restrictions on transfer or other adverse claims, encumbrances or charges whatsoever. There are no outstanding options, rights or calls or other commitments or agreements of any kind with respect to the shares of Solovision Common Stock owned by such Shareholder.

         4.2 RELATED BUSINESSES. Solovision and Sorrento are the sole entities that have been engaged in any aspect of the optical business during 1997 and that are directly or indirectly affiliated with, related to, controlled by or under common control with, or that directly or indirectly controls, Solovision, Sorrento, Ovadia or any of the Shareholders.

         4.3 UNTRUE OR OMITTED FACTS. No representation, warranty or statement furnished by or to be furnished by Ovadia or any of the Shareholders in this Agreement or in any certificate, schedule or document delivered pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not misleading.

         Ovadia and the Ovadia Family Trust makes the following representations and warranties to Ocean and OAC:

         4.4 LIABILITIES FROM PREVIOUS OPERATIONS. Solovision has no debts, liabilities or obligations, contingent or absolute, arising from the conduct of business by, or any transactions between Solovision or Sorrento and, any of the entities listed on Schedule 4.4 attached hereto or pursuant to any of the unincorporated names, regardless of the form of any entity using any of those names, listed on Schedule 4.4 attached hereto.

                                    ARTICLE V

                               CLOSING DELIVERIES

         5.1 ITEMS TO BE DELIVERED BY SOLOVISION. At the Closing, Solovision will deliver to Ocean:

                  (a) at least one counterpart original signed by Ovadia of a three-year Employment Agreement between Ocean and Ovadia providing an annual salary for Ovadia of $175,000 in substantially the form of Exhibit 5.1(a) attached hereto (the "Ovadia Employment Agreement");

                  (b) the written opinion of counsel for Solovision, dated the Closing Date, in substantially the form of Exhibit 5.1(b) attached hereto;

                  (c) certified copies of all corporate action necessary to authorize the execution, delivery and performance of this Agreement by Solovision and the consummation of the transactions contemplated hereby;

                  (d) executed investment letters from each of the Shareholders, Kevin R. Fischer and Linda L. Fischer in substantially the form of Exhibit 5.1(d);

                  (e) executed letter agreement among Ovadia, Kevin R. Fischer and Linda L. Fischer in substantially the form of Exhibit 5.1(e);

                  (f) documentary evidence that Ovadia and Wildstein have contributed any debt owed either of them or any of their affiliates by Solovision or Sorrento, except $100,000 owed by Solovision to SAO Lens & Equipment Co., to Solovision's equity capital;

                  (g) at least one counterpart original executed by Miami Opti-Mart, Inc., a Florida corporation ("Miami Opti-Mart"), of the lease for office space at 2 N.E. 40th Street, Miami, Florida 33137, between Miami Opti-Mart and Ocean (the "Opti-Mart Lease");

                  (h) the Articles of Merger required by Section 1.2 hereof; and

                  (i) all other documents reasonably requested by Ocean or its legal counsel in order to consummate the transactions contemplated by this Agreement.

         5.2 ITEMS TO BE DELIVERED BY OCEAN. At the Closing, Ocean or OAC will deliver to Solovision:

                  (a) certificates evidencing the Ocean Shares;

                  (b) at least one counterpart original executed by Ocean of the Ovadia Employment Agreement;

                  (c) certified copy of action by Ocean's Directors appointing Ovadia and Wildstein as Directors and a certificate dated the Closing Date, signed by the President of Ocean, certifying that Ocean's Board of Directors is composed of five members, who are Kenneth J. Gordon, Richard Russo, Robert D. Winn, Ovadia and Wildstein;

                  (d) a certificate dated the Closing Date, signed by the President of Ocean, as to the completion on or before the Closing Date of Ocean's refinancing with Coast Business Credit, accompanied by Coast Business Credit's consent to the transaction contemplated by this Agreement;

                  (e) the written opinion of counsel for Ocean and OAC, dated the Closing Date, in substantially the form of Exhibit 5.2(a) attached hereto;

                  (f) certified copies of all corporate action necessary to authorize the execution, delivery and performance of this Agreement by Ocean and OAC and the consummation of the transactions contemplated hereby;

                  (g) documentary evidence that the shares of Ocean Common Stock being issued as part of the Ocean Shares and the shares of Ocean Common Stock underlying the shares of Ocean Preferred Stock issued as part of the Ocean Shares have been approved for listing on the Nasdaq SmallCap Market(R);

                  (h) at least one counterpart original executed by Ocean of the Opti-Mart Lease;

                  (i) the Articles of Merger required by Section 1.2 hereof; and

                  (j) all other documents reasonably requested by Ocean or its legal counsel in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

         Ocean, Ovadia and Wildstein agree that, subsequent to the Closing Date:

         6.1 DIRECTORS' MEETINGS. Ocean's Board of Directors shall hold monthly meetings for at least one year following the Closing Date. At or before each such meeting, Ocean's management shall provide appropriate written reports to Ocean's Board of Directors concerning Ocean's business.

         6.2 AUTHORITY TO SIGN CHECKS. Two signatures shall be required on all checks issued by Ocean, except as otherwise authorized by Ocean's Board of Directors.

         6.3 RELATED TRANSACTIONS. Any transaction between Ocean and any of its directors or officers, or any affiliate of any of them, including but not limited to any monetary advances by Ocean, must be approved by a disinterested majority of Ocean's Board of Directors prior to the consummation of any such transaction.

         6.4 REGISTRATION OF OCEAN COMMON STOCK. Ocean shall include the Ocean Common Stock in the Registration Statement on Form SB-2 (the "Registration Statement") that it currently has in process. Ocean shall use its reasonable best efforts to file the Registration Statement with the SEC as soon as practicable after the date of this Agreement and to cause the Registration Statement to become effective as soon thereafter as reasonably practicable.

         6.5 INCREASE IN AUTHORIZED COMMON STOCK. As soon as reasonably practicable after the date of this Agreement, Ocean shall take all actions necessary to amend its Articles of Incorporation to increase its authorized common stock to at least 25,000,000 shares.

                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         7.1 SURVIVAL. The parties agree that their respective representations, warranties, covenants and agreements contained in this Agreement, or in any certificate, schedule or other documents delivered pursuant to this Agreement, shall survive the Closing for a period of one year, with the exception of those regarding taxes set forth in Sections 2.10 and 3.10 hereof, which shall survive until the expiration of the respective periods within which such taxes may be assessed, and those made by Ovadia in Sections 4.2 and 4.4 hereof, which shall survive indefinitely.

         7.2      INDEMNIFICATION.

                  (a) Ovadia and the Shareholders, jointly and severally, hereby indemnify and hold harmless Ocean, OAC and the directors, officers, employees, and agents of Ocean and OAC in respect of any and all adverse charges, complaints, notices, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs, in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before an arbitrator (the "Adverse Consequences") that are incurred by any of them in connection with any of the following and that in the aggregate exceed $25,000:

                           (i) Any misrepresentation or breach of any
representation or warranty made by Ovadia, a Shareholder or Solovision in this Agreement or in any Schedule, Exhibit, or other document attached hereto or delivered to Ocean or OAC by Ovadia, a Shareholder, Solovision or any officer of Solovision in connection with the transactions contemplated hereby.

                           (ii) Any misrepresentation contained in any statement
in writing or certificate furnished by either Ovadia, a Shareholder or any officer of Solovision pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                           (iii) Any misrepresentation in or omission from any
list, Schedule, Exhibit, certificate or other instrument required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to Ocean, OAC or any of their respective authorized representatives.

                           (iv) Any litigation involving either Ocean or OAC
because of the execution and delivery by Ovadia, a Shareholder or Solovision of this Agreement or the consummation of the transactions contemplated hereby.

                           (v) The operations of Solovision prior to the
Effective Date, other than any liabilities of Solovision existing on the Effective Date that had been incurred in the ordinary course of business, in each case subject to any reserve that had been established by Solovision in the ordinary course of business prior to the Effective Date.

                  (b) Ovadia and the Ovadia Family Trust, jointly and severally, hereby indemnify and hold harmless Ocean, OAC, on a dollar-for-dollar basis, and the directors, officers, employees, and agents of Ocean and OAC in respect of any and all Adverse Consequences that are incurred by any of them in connection with (i) any misrepresentation or breach of the representation or warranty made by Ovadia and the Ovadia Family Trust in Section 2.2, 4.2 or 4.4 of this Agreement or (ii) any claim against Ovadia personally arising from activities prior to the date of this Agreement.

                  (c) Ovadia and the Shareholders, jointly and severally, hereby indemnify and hold harmless Ocean, OAC and the directors, officers, employees, and agents of Ocean and OAC in respect of any and all Adverse Consequences that are incurred by any of them as a result of the exercise of shareholder dissenters' rights by any of the shareholders of Solovision.

                  (d) Ocean and OAC hereby jointly and severally indemnify and hold harmless Ovadia, the Shareholders, Solovision and the directors, officers, employees, and agents of Solovision in respect of any and all Adverse Consequences that are incurred by any of them in connection with any of the following and that in the aggregate exceed $100,000:

                           (i) Any misrepresentation or breach of any
representation or warranty made by Ocean or OAC in this Agreement or in any Schedule, Exhibit, or other document attached hereto or delivered to Ovadia or a Shareholder by Ocean, OAC or any officer of either Ocean or OAC in connection with the transactions contemplated hereby.

                           (ii) Any misrepresentation contained in any statement
in writing or certificate furnished by an officer of either Ocean or OAC pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                           (iii) Any misrepresentation in or omission from any
list, Schedule, Exhibit, certificate or other instrument required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to Ovadia, a Shareholder, Solovision or any of their authorized representatives.

                           (iv) Any litigation involving Ovadia, a Shareholder
or Solovision because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (e) Whenever any claims shall arise for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") of the claim and, when known, the facts constituting the basis for such claim. If any claim for indemnification hereunder results from or is in connection with any claim or Adverse Consequence by a person who is not a party to this Agreement ("Third-Party Claim"), such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnitee shall give the other party prompt notice of any such claim and the Indemnitor shall undertake the defense thereof by representatives of its own choosing, reasonably satisfactory to the Indemnitee, at the expense of the Indemnitor. The Indemnitee shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of its own choosing, at its own expense. If Indemnitor, within a reasonable time after notice of any such Third-Party Claim, fails to defend, the Indemnitee or any subsidiary or affiliate of the Indemnitee shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account of, Indemnitor, at the expense and risk of Indemnitor. Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any such Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee of an unconditional release from all liability in respect of such Third-Party Claim. Notwithstanding any provision herein to the contrary, failure of Indemnitee to give any notice required by this section shall not constitute a waiver of Indemnitee's right to indemnification or a defense to any claim by Indemnitee hereunder, except to the extent that the Indemnitor has been prejudiced thereby.

                  (f) All indemnification hereunder, except as otherwise expressly provided in this Section 7.2(f), shall be effected upon demand by payment of cash, delivery of a cashier's check or wire transfer in the amount of the indemnification liability. Any indemnification of Ocean pursuant to Section 7.2(b) or (c) of this Agreement may instead, at Ovadia's sole option, be effected by surrendering to Ocean for cancellation such number of the shares of Ocean Common Stock that the Ovadia Family Trust receives pursuant to the transactions contemplated by this Agreement, whether by issuance at Closing or later mandatory conversion of the Ocean Preferred Stock, as shall equal the amount of the indemnification due Ocean. For purposes of the foregoing sentence, such shares of Ocean Common Stock shall be valued at the closing bid price per share of the Ocean Common Stock on the date upon which demand for indemnification is made.

                  (g) The indemnities contained herein shall survive the Closing and any investigation made in connection with the transactions contemplated by this Agreement.

         7.3 POST-CLOSING INDEMNIFICATION FOR FORMER OCEAN DIRECTORS. For four years after the Effective Time of the Merger, Ocean shall indemnify and hold harmless Neil B. Lande, Bruce Schindler and Mary S. Winn, who are either current or former directors of Ocean who will no longer be serving as such after the Effective Time of the Merger with respect to acts or omissions occurring prior to the Effective Time of the Merger (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted by Florida law in effect as of the Effective Time of the Merger.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1 EXPENSES. Each of the parties shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         8.2 CONFIDENTIAL INFORMATION. Each party agrees that such party and its representatives will hold in a fiduciary capacity and in strict confidence all information, knowledge, data and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the schedules and exhibits attached to this Agreement) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this Section 8.2 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders constituting a breach of this Agreement, or that are required by applicable law to be disclosed. The parties agree that the remedy at law for any breach of the provisions of this Section
8.2 will be inadequate, and Ocean, OAC or Solovision shall be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder.

         8.3 PUBLICITY. The parties agree that no publicity, releases or other public announcement concerning the Agreement or the transactions contemplated by this Agreement shall be issued by either party without the express prior written consent of both the form and substance of the same, by Solomon Ovadia on behalf of Solovision and its shareholders and by Kenneth J. Gordon on behalf of Ocean, except that in the case of any publicity, release or other public announcement required by applicable law, such approval shall not be unreasonably withheld or delayed.

         8.4 FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         8.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in the financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

         8.6 WAIVER. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, representation or warranty of this Agreement.

         8.7 NOTICES. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, overnight courier, Express Mail, hand delivered or sent by facsimile with receipt confirmed as follows:

                  If to Ocean at:

                  14250 S.W. 119th Avenue
                  Miami, Florida 33186
                  Attention:  Kenneth J. Gordon
                  Telephone:   (305) 255-3272
                  Telecopier:  (305) 251-3670

                  With a copy to:

                  Broad and Cassel
                  201 S. Biscayne Boulevard, Suite 3000
                  Miami, Florida 33131
                  Attention:  A. Jeffry Robinson, P.A.
                  Telephone:   (305) 373-9437
                  Telecopier:  (305) 373-9493

                  If to Solovision, Ovadia and/or the Shareholders, at:

                  2 N.E. 40th Street
                  Miami, Florida  33137
                  Attention:  Solomon Ovadia
                  Telephone:   (305) 573-0222
                  Telecopier:  (305) 573-0320

                  With a copy to:

                  Judith Kenney, Esq.
                  Montello & Kenney, P.A.
                  701 Brickell Avenue, Suite 1200
                  Miami, Florida  33131
                  Telephone:   (305) 373-0300
                  Telecopier:  (305) 373-3739

or at such other address as any party may specify by notice given to the other parties in accordance with this Section 8.6. The date of giving of any such notice shall be the date of the actual receipt thereof.

         8.8 ATTORNEYS' FEES. All costs and expenses incurred in the enforcement of this Agreement, including reasonable attorneys' fees, shall be paid to the prevailing party by the non- prevailing party, upon demand.

         8.9 CHOICE OF LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Florida, except that body of law relating to choice of law. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

         8.10 NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives; provided, however, that no party may assign any of its or his rights or delegate any of its or his duties under this Agreement without the prior written consent of the other parties.

         8.11 HEADINGS. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto, as of the date first above written.

                                            OCEAN OPTIQUE DISTRIBUTORS, INC.

                                            By: \s\KENNETH J. GORDON
                                                --------------------------------
                                                Kenneth J. Gordon,
                                                President

                                            OCEAN ACQUISITION CORPORATION

                                            By: \s\KENNETH J. GORDON,
                                                --------------------------------
                                                Kenneth J. Gordon,
                                                President

                                            SOLOVISION OPTICAL, INC.

                                            By: \s\SOLOMON OVADIA, PRESIDENT
                                                --------------------------------
                                                Solomon Ovadia, President

                                                \s\SOLOMON OVADIA
                                                --------------------------------
                                                SOLOMON OVADIA

                                                \s\LEON WILDSTEIN
                                                --------------------------------
                                                LEON WILDSTEIN

                                            OVADIA FAMILY TRUST

                                            By: \s\SOLOMON OVADIA, TRUSTEE
                                                --------------------------------
                                                SOLOMON OVADIA, Trustee